Exhibit 10.1
ARTISAN PARTNERS ASSET MANAGEMENT INC.

2023 OMNIBUS INCENTIVE COMPENSATION PLAN

Table of Contents
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ARTISAN PARTNERS ASSET MANAGEMENT INC.
2023 OMNIBUS INCENTIVE COMPENSATION PLAN
ARTICLE I.
GENERAL
1.1    Purpose
The Artisan Partners Asset Management Inc. 2023 Omnibus Incentive Compensation Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate key employees (including prospective employees), consultants and others (other than non-employee directors of Artisan (as hereinafter defined)); (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of Artisan’s equity.
1.2    Definitions of Certain Terms
For purposes of the Plan, the following terms have the meanings set forth below:
1.2.1    “Artisan” means Artisan Partners Asset Management Inc., a Delaware corporation.
1.2.2    “Artisan Voting Securities” has the meaning provided in the definition of Change in Control.
1.2.3    “Award” means an award made pursuant to the Plan.
1.2.4    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee), executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.5    “Board” means the Board of Directors of Artisan.
1.2.6    “Business Combination” has the meaning provided in the definition of Change in Control.
1.2.7    “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (b) with respect to any other Grantee, except as otherwise provided in such Grantee’s Award Agreement, the occurrence of any of the following: (i) such Grantee’s commission or attempted commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction; (ii) such Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against Artisan or any Subsidiary or any client of Artisan or of any Subsidiary; (iii) such Grantee’s material violation of any material contract or agreement between the Grantee and Artisan or any Subsidiary; or (iv) such Grantee’s willful, material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes, or may reasonably be expected to cause, material harm to the reputation or interests of Artisan or any Subsidiary, such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the Grantee’s job description or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform the Grantee’s duties or responsibilities, in each case as an employee or a Consultant, as applicable, of Artisan or any Subsidiary.
1.2.8    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.9    “Change in Control” means, except in connection with any initial public offering of the Common Stock, the occurrence of any of the following events:
(a)    during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Artisan in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Artisan as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Artisan representing 30% or more of the combined voting power of Artisan’s then-outstanding securities eligible to vote for the election of the Board (“Artisan Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Artisan Voting Securities: (A) by Artisan or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by Artisan or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition) or (E) pursuant to a transaction (other than one described in paragraph (c) of this definition) in which Artisan Voting Securities are acquired by the Permitted Owners or a group consisting in whole or in part of Permitted Owners, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (b);
(c)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Artisan that requires the approval of Artisan’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power is represented by Artisan Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Artisan Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Artisan Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) shall be deemed to be a “Non-Qualifying Transaction”);
(d)    the stockholders of Artisan approve a plan of complete liquidation or dissolution of Artisan; or
(e)    the consummation of a sale of all or substantially all of Artisan’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Artisan Voting Securities as a result of the acquisition of Artisan Voting Securities by Artisan which reduces the number of Artisan Voting

Securities outstanding; provided, that if after such acquisition by Artisan such person becomes the beneficial owner of additional Artisan Voting Securities that increases the percentage of outstanding Artisan Voting Securities beneficially owned by such person, a Change in Control shall then occur.
1.2.10    “Class B Awards” has the meaning set forth in Section 2.8.
1.2.11    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.12    “Committee” has the meaning set forth in Section 1.3.1.
1.2.13    “Common Stock” means the Class A common stock of Artisan, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.
1.2.14    “Company” means Artisan and any Subsidiary.
1.2.15    “Consent” has the meaning set forth in Section 3.3.2.
1.2.16    “Consultant” means any individual (other than a non-employee director of Artisan), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to Artisan or any Subsidiary.
1.2.17    “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.18    “Director” means a member of the Board.
1.2.19    “Effective Date” has the meaning set forth in Section 3.23.
1.2.20    “Employee” means a regular, active employee and/or a prospective employee of Artisan or any Subsidiary, including any individual designated as a “partner” providing services to Artisan, Artisan Partners Holdings LP or any of their Subsidiaries, but not including a non- employee director of Artisan.
1.2.21    “Employment” means a Grantee’s performance of services for Artisan or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with Artisan or any Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations (including terminations of Employment resulting from the Grantee’s death or disability).
1.2.22    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.23    “Fair Market Value” means, with respect to a share of Common Stock, the closing price for the Common Stock on the applicable date as reported on the New York Stock Exchange (“NYSE”) or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.24    “Good Reason” means, (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of written consent of a Grantee, (i) any material and adverse change in the Grantee’s position or authority with Artisan or any Subsidiary as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith, as determined by the Committee in its sole discretion, and which is remedied by Artisan or any Subsidiary within 60 days after receipt of notice thereof given by the Grantee; (ii) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees. Notwithstanding the foregoing, placing the Grantee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Grantee for Cause, shall not constitute Good Reason. If the Grantee does not deliver to Artisan or the Subsidiary of whom he is an Employee, as applicable, a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give Artisan or the Subsidiary, as applicable, notice and 30 days to cure the event constituting Good Reason.
1.2.25    “Grantee” means an Employee or Consultant who receives an Award.
1.2.26    “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.27    “Incumbent Directors” has the meaning provided in the definition of Change in Control.
1.2.28    “Non-Qualifying Transaction” has the meaning provided in the definition of Change in Control.
1.2.29    “NYSE” has the meaning provided in the definition of Fair Market Value.
1.2.30    “Performance-Based Awards” has the meaning set forth in Section 2.8.1.
1.2.31    “Permitted Owners” means:
(a)    Artisan Investment Corporation (or any successor entity thereto that is controlled by Andrew A. Ziegler and Carlene M. Ziegler);
(b)    Those persons holding Class B common units of Artisan Partners Holdings, LP;
(c)    Those persons who immediately prior to the Reorganization, are the limited partners of Artisan Partners Holdings LP; and
(d)    Any persons to whom the foregoing persons are permitted to transfer their limited partnership units pursuant to the limited partnership agreement of Artisan Partners Holdings LP, as amended from time to time.
1.2.32    “Plan Action” will have the meaning set forth in Section 3.3.1.
1.2.33    “Reorganization” means the series of transactions entered into by Artisan and Artisan Partners Holdings LP in connection with the initial public offering of the Common Stock.
1.2.34    “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
1.2.35    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.36    “Shares” means shares of Common Stock.
1.2.37    “Subsidiary” means Artisan Partners Holdings LP and any entity in which Artisan has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners or in which Artisan has the right to receive 50% or more of the distribution of profits or 50% of the assets on liquidation or dissolution.
1.2.38    “Surviving Entity” has the meaning provided in the definition of Change in Control.
1.2.39    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of Artisan and of any Subsidiary or parent corporation of Artisan.
1.2.40    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended from time to time.

1.3    Administration
1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a)    exercise all of the powers granted to it under the Plan;
(b)    construe, interpret and implement the Plan and all Award Agreements;
(c)    prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d)    make all determinations necessary or advisable in administering the Plan;
(e)    correct any defect, supply any omission and reconcile any inconsistency in the Plan;
(f)    amend the Plan to reflect changes in applicable law;
(g)    grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on Awards upon the attainment of any applicable performance goals and/or upon continued service;
(h)    amend any outstanding Award Agreement in any respect, including, without limitation, to
(1)    accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),
(2)    accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award),
(3)    waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions or
(4)    reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and
(i)    determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.14,
(1)    Awards may be

(A)    settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement),
(B)    exercised or
(C)    canceled, forfeited or suspended,
(2)    shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,
(3)    to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards,
(4)    Awards may be settled by Artisan, any of its Subsidiaries or affiliates or any of their designees and
(5)    subject to Section 3.16, the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.
1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The execution and delivery of any such signature may be effected by a Committee member by facsimile or any other electronic means such as “pdf” or “.jpg” files. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4    No Director or Employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by Artisan against and from:
(a)    any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and
(b)    any and all amounts paid by such Covered Person, with Artisan’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Artisan will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Artisan gives notice of its intent to assume the defense, Artisan will have sole control over such defense with counsel of Artisan’s choice.
The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Artisan’s Amended Articles of Incorporation or By-laws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that Artisan may have to indemnify such persons or hold them harmless.
1.4    Persons Eligible for Awards
Awards under the Plan may be made to Employees and Consultants.
1.5    Types of Awards Under Plan
Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock:
(a)    stock options,
(b)    stock appreciation rights,
(c)    restricted shares,
(d)    restricted stock units,
(e)    dividend equivalent rights and
(f)    other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6    Shares of Common Stock Available for Awards
1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan shall be equal to (i) 3,945,902, plus (ii) 2,454,098 authorized Shares remaining available for issuance under the Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan (the “Prior Plan”) and (iii) any Shares that are subject to or underlie Awards granted under the Prior Plan which are forfeited. Grants of Class B Awards will reduce the number of Shares that may be granted under the Plan on a one- for-one basis. Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
1.6.2    Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement shall be available for future grants of Awards under the Plan and shall be added back in the same number of Shares as were deducted in respect of the grant of such Award. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. The following Shares shall not become available for issuance under the Plan: Shares tendered by the Grantee or withheld by the Company on the exercise of an Option, stock appreciation right or other Award or to satisfy any tax withholding obligation with respect to an Award.
1.6.3    Adjustments. The Committee will:
(a)    adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1,
(b)    adjust the individual Grantee limitations set forth in Sections 2.3.1 and
(c)    adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and
(d)    adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.

ARTICLE II.
AWARDS UNDER THE PLAN
2.1    Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Artisan. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.
2.2    No Rights as a Stockholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Artisan with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3    Options
2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2    Incentive Stock Options. At the time of grant, the Committee will determine:
(a)    whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and
(b)    the number of Shares subject to such Incentive Stock Option; provided, however, that
(1)    the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of Artisan and of any Subsidiary or parent corporation of Artisan or any affiliate) will not exceed $100,000 and
(2)    no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. No more than 6,400,000 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan shall be issued through Incentive Stock Options, and no Option intended to qualify as an Incentive Stock Option may be granted after the tenth anniversary of the Effective Date.
2.3.3    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a share of Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock options.
2.3.4    Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.
2.3.5    Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.
To exercise a stock option, the Grantee must give written notice to Artisan specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:
(a)    personal check,
(b)    shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option,
(c)    any other form of consideration approved by the Company and permitted by applicable law and
(d)    any combination of the foregoing.
The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. If a Grantee so requests, Shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.4    Stock Appreciation Rights
2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.
2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the NYSE on the date of grant of the Award of stock appreciation rights.
2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.
2.4.4    Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable

Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.
To exercise a stock appreciation right, the Grantee must give written notice to Artisan specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:
(a)    the excess of:
(1)    the Fair Market Value of the Common Stock on the date of exercise over
(2)    the exercise price of such stock appreciation right multiplied by
(b)    the number of stock appreciation rights exercised will be delivered to the Grantee.
Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by Artisan on terms acceptable to Artisan with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.
2.5    Restricted Shares
2.5.1    Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted shares will be issued a Certificate in respect of such shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such shares. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, but will be held by Artisan or its designated agent until the time the restrictions lapse.
2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be paid to the relevant Grantee.
2.6    Restricted Stock Units
The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Artisan, until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7    Dividend Equivalent Rights
The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Artisan until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A of the Code), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.
2.8    Other Stock-Based or Cash-Based Awards
2.8.1    Grants. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including the grant or offer for sale of unrestricted shares of Common Stock, performance share awards or performance units settled in cash (“Performance-Based Awards”) and Awards valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, Class B common units of Artisan Partners Holdings LP (“Class B Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual shares of Common Stock to a Grantee and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Class B Awards may be in the same form as Awards that are permitted to be granted under the Plan with respect to Common Stock. Class B Awards may also be in the form of a “profits interest” within the meaning of Revenue Procedure 93-27.
2.9    Repayment If Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III.
MISCELLANEOUS
3.1    Amendment of the Plan
3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.6, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.
3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of Artisan.
3.2    Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),
(a)    the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable),
(b)    the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or
(c)    the Company may enter into any other suitable arrangements to withhold.
3.3    Required Consents and Legends
3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes:
(a)    any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States,
(b)    any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made,
(c)    any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency,
(d)    any and all consents by the Grantee to:
(1)    the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan,
(2)    the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and
(3)    the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and
(e)    any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.
3.4    Right of Offset
The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
3.5    Nonassignability; No Hedging
Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6    Change in Control

3.6.1    Unless the Committee determines otherwise, if a Grantee’s Employment is terminated by Artisan or any Subsidiary or any successor entity thereto without Cause, or the Grantee resigns the Grantee’s Employment for Good Reason, in either case, on or within two years after a Change in Control, (i) each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and (ii) any Shares deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment. As of the Change in Control date, any outstanding Performance-Based Awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.
3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
3.7    No Continued Employment or Engagement; Right of Discharge Reserved
Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by Artisan or any Subsidiary or affect any right which Artisan or any Subsidiary may have to terminate or alter the terms and conditions of such Employment.
3.8    Nature of Payments
3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for Artisan or any Subsidiary by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9    Non-Uniform Determinations
3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.
3.10    Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict Artisan or any Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11    Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12    Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13    Clawback/Recapture Policy
Awards under the Plan shall be subject to the clawback or recapture policy, if any, that Artisan or any Subsidiary may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to Artisan after they have been distributed to the Grantee.
3.14    Section 409A
3.14.1    All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.
3.14.2    Without limiting the generality of Section 3.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a)    any payment due upon a Grantee’s termination of employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(b)    any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;
(c)    to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(d)    with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(e)    if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;
(f)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and
(g)    for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Artisan, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.15    Governing Law
THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
3.16    No Repricing or Reloads
Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options or stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of Artisan’s stockholders. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

3.17    Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.18    Waiver of Claims
Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
3.19    No Liability With Respect to Tax Qualification or Adverse Tax Treatment
Notwithstanding anything to the contrary contained herein, in no event shall the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A. If a Grantee is categorized as a partner for tax purposes, any Award granted hereunder shall be with respect to such Grantee’s services as a partner and, notwithstanding anything to the contrary herein, such Grantee shall continue to be classified as a partner for tax purposes.
3.20    No Third-party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.21    Successors and Assigns of Artisan
The terms of the Plan will be binding upon and inure to the benefit of Artisan and any successor entity contemplated by Section 3.6.
3.22    Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.23    Date of Adoption and Approval of Stockholders
The Plan was adopted on April 3, 2023 by the Board (the “Effective Date”) and approved by Artisan’s stockholders on June 1, 2023.